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                                                                    Exhibit 23.2


                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 23, 1996 relating to the financial statements of Bristol Hotel Company which appears on page F-2 of Bristol Hotel Company's Annual Report on Form 10-K for the year ended December 31, 1996. We also consent to the incorporation by reference of our report dated February 23, 1996 relating to the financial statements of Bristol Hotel Asset Company which appears on page 6 of Bristol Hotel Company's Current Report on Form 8-K/A dated March 14, 1997.


/s/ PRICE WATERHOUSE LLP
-------------------------
Dallas, Texas
May 16, 1997